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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) February 26, 1997

                              U.S. Robotics Corporation
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                (Exact name of registrant as specified in its charter)

Delaware                               0-25630                    36-3994412
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(State or other jurisdiction    (Commission File Number)         IRS Employer
of incorporation)                                             Identification No.

         8100 North McCormick Boulevard
                   Skokie, Illinois                             60076
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         (Address of principal executive offices)               (Zip Code)


                                    (847)982-5010
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                 (Registrant's Telephone Number, Including Area Code)


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ITEM 2.       Acquisition or Disposition of Assets.

    On February 26, 1997, the Registrant announced that it had executed a definitive merger agreement (the "Merger Agreement") with 3Com Corporation ("3Com") pursuant to which a wholly owned subsidiary of 3Com will merge with the the Registrant and the Registrant will become a wholly owned subsidiary of 3Com. At the closing of the merger, each outstanding share of the Registrant's common stock will be converted into the right to receive 1.75 shares of 3Com common stock. In connection with the Merger Agreement, each of 3Com and the Registrant granted to the other an option, exercisable in certain circumstances as described therein, to purchase stock amounting to up to 19.9% of its outstanding shares.

    The merger has been approved by the boards of directors of the Registrant and 3Com but is still subject to certain conditions as described in the Merger Agreement, including, but not limited to, expiration of the Hart-Scott-Rodino notice period and approval of the Merger by the stockholders of both the Registrant and 3Com.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

    2    Agreement and Plan of Merger dated February 26, 1996.

    4    USR Stock Option Agreement dated February 26, 1997.

    10   3Com Stock Option Agreement dated February 26, 1997.

    99   Press Release dated February 26, 1997.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             U.S. Robotics Corporation



Date:  February 27, 1997      BY: /s/ George Vinyard
                                 --------------------------------
                                  George Vinyard
                                  Vice President and General Counsel



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